[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1996 THROUGH NOVEMBER 30, 1996
                                                                         Total
                                                              Shares     Shares  % of Issue                      Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/96
Cymer Inc.                09/18/96 2,500    0.01%    $9.50    8,900      3,340   0.27%    Morgan Stanley         0
Document Sciences Corp.   09/20/96 4,200    0.01%    $12.00   14,500     2,300   0.63%    C.J. Lawrence          0
Technology Modeling Assoc.09/20/96 100      0.00%    $12.00   13,600     3,000   0.45%    Morgan Stanley         0
Technology Modeling Assoc.09/20/96 3,700    0.01%    $12.00   13,600     3,000   0.45%    Lewco Sec.             0
Cross Continent Auto Retai09/23/96 82,200   0.32%    $14.00   129,200    3,675   3.52%    Morgan Stanley         0
Cross Continent Auto Retai09/23/96 500      0.00%    $14.00   129,200    3,675   3.52%    Legg Mason Wood Walker 0
American Residential Servi09/24/96 7,900    0.03%    $15.00   1,200      4,200   0.03%    Smith Barney           0
Abercrombie & Fitch Co.   09/25/96 4,500    0.02%    $16.00   4,200      7,000   0.06%    J.P. Morgan            0
Abercrombie & Fitch Co.   09/25/96 23,600   0.10%    $16.00   4,200      7,000   0.06%    J.P. Morgan            0
Tag Heuer International   09/26/96 90,000   0.46%    $19.55   140,200    2,505   5.60%    Smith Barney           0
Orckit Communications     09/27/96 5,500    0.02%    $16.00   19,600     3,300   0.59%    Brown (Alex)           0
Intelligroup Inc          09/27/96 7,600    0.02%    $10.00   29,200     8,170   0.36%    Cowen & Co             0
Advanced Fibre Communicati09/30/96 10,100   0.07%    $25.00   34,200     4,500   0.76%    Morgan Stanley         0
Culligan Water Technologie10/07/96 90,500   0.86%    $37.63   46,600     4,995   0.93%    Goldman Sachs          0
Culligan Water Technologie10/07/96 35,000   0.33%    $37.63   46,600     4,995   0.93%    Clearly, Gull & Reila  0
Trusted Information Sys.  10/10/96 10,000   0.03%    $13.00   34,900     3,400   1.03%    J.P. Morgan            0
Superior Consultant Inc.  10/10/96 900      0.00%    $16.00   3,000      2,500   0.12%    Blair Williams         0
Sabre Group Holdings      10/10/96 55,100   0.38%    $27.00   193,800    20,200  0.96%    Goldman Sachs          0
White Pine Software Inc.  10/11/96 17,200   0.04%    $9.00    62,500     3,000   2.08%    Cowen & Co             0
XL Connect Solutions Inc. 10/17/96 5,900    0.02%    $15.00   21,500     2,900   0.74%    Brown (Alex)           0
Wild Oats Mkts. Inc.      10/22/96 9,900    0.06%    $25.00   1,500      1,680   0.09%    Montgomery Sec.        0
Cybermedia Inc.           10/23/96 6,500    0.03%    $16.00   22,000     2,500   0.88%    Lewco Sec.             0
Stage Stores Inc.         10/24/96 15,000   0.06%    $16.50   10,300     11,000  0.09%    Invemed Assoc.         0
Infinity Finl Technology  10/24/96 2,900    0.01%    $16.00   9,900      2,690   0.37%    Goldman Sachs          0
Dominick's Supermarkets In10/29/96 14,600   0.07%    $18.00   2,300      8,000   0.03%    BT Securities          0
Dominick's Supermarkets In10/29/96 1,000    0.00%    $18.00   2,300      8,000   0.03%    Salomon Brothers Inc   0
Dominick's Supermarkets In10/29/96 14,600   0.07%    $18.00   2,300      8,000   0.03%    Bankers Trust          0
Ingram Micro Inc.         10/31/96 31,600   0.14%    $18.00   500        20,000  0.00%    Morgan Stanley         0
Nu Skin Asia              11/21/96 26,400   0.14%    $23.00   7,500      9,100   0.08%    Merrill Lynch          0

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              02/28/97
Doncasters PLC            01/29/97 46,500   0.14%    $16.50   79,600     8,000   1.00%    C.S. First Boston      288,400
Silgan Holdings Inc.      02/14/97 80,200   0.27%    $20.00   142,000    4,500   3.16%    Goldman Sachs          296,200
Vail Resorts Inc          02/03/97 221,000  0.85%    $22.00   309,600    12,100  2.56%    Bear, Sterns Securities0

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1997 THROUGH MAY 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              05/31/97
Jacor Communications      05/16/97 35,200   0.17%    $31.00   47,500     6,650   0.71%    Merrill Lynch          196,200
LHS Group Inc.            05/15/97 27,900   0.07%    $16.00   40,800     4,800   0.85%    Goldman Sachs          0
Rental Services Corporatio05/30/97 122,200  0.37%    $19.88   160,000    5,280   3.03%                           122,200

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1997 THROUGH AUGUST 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/97
Arm Financial             06/18/97 71,100   0.14%    $15.00   178,900    8,000   2.24%    Morgan Stanley         0
RWD Technologies          06/19/97 4,500    0.01%    $13.00   17,400     3,000   0.58%    William Blair          0
Cal Dive International    07/01/97 91,700   0.18%    $15.00   126,700    3,600   3.52%    Wertheim Schroeder     0
Peritus Software          07/01/97 9,100    0.02%    $16.00   34,300     3,500   0.98%    Montgomery Sec.        0
CCA Prison Realty         07/15/97 27,500   0.07%    $21.00   46,000     18,500  0.25%    J.C. Bradford          160,000
Friede Goldman            07/21/97 125,700  0.26%    $17.00   150,000    4,665   3.22%    Jefferies & Co.        0
CHS Electronics           07/25/97 153,500  0.56%    $31.75   183,200    13,000  1.41%    Raymond James          0
Carrizo Oil & Gas         08/06/97 80,400   0.10%    $11.00   100,000    2,500   4.00%    Lewco Sec.             0
Steel Dynamics            08/13/97 176,500  0.51%    $25.00   216,700    8,400   2.58%    Morgan Stanley         378,400
Trendwest Resort          08/14/97 84,400   0.17%    $18.00   105,000    2,875   3.65%    Montgomery Sec.        84,400

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.